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                                                                   EXHIBIT 14(b)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated September 3, 2002, relating to the financial statements and financial highlights which appears in the July 31, 2002 Annual Report to Shareholders of Growth Fund (one of the portfolios constituting INVESCO Stock Funds, Inc.), which is also incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP

Denver, Colorado
August 13, 2003


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated September 3, 2002, relating to the financial statements and financial highlights which appears in the July 31, 2002 Annual Report to Shareholders of Growth & Income Fund (one of the portfolios constituting INVESCO Stock Funds, Inc.), which is also incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP

Denver, Colorado
August 13, 2003

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated September 3, 2002, relating to the financial statements and financial highlights which appears in the July 31, 2002 Annual Report to Shareholders of Value Equity Fund (one of the portfolios constituting INVESCO Stock Funds, Inc.), which is also incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP

Denver, Colorado
August 13, 2003